Exhibit 5.1

[Letterhead of Akerman Senterfitt]

____________, 2007

Enterprise Acquisition Corp.

6800 Broken Sound Parkway

Boca Raton, FL 33487

Ladies and Gentlemen:

We have acted as counsel to Enterprise Acquisition Corp., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (File No. 333-145154) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the registration of (i) 25,000,000 units (the “Units”), each Unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock, (ii) up to 3,750,000 Units (the “Over-Allotment Units”), which UBS Securities LLC and Ladenburg Thalmann & Co. Inc., the representatives of the underwriters in the offering contemplated by the Registration Statement (the “Representatives”), will have a right to purchase from the Company solely to cover over-allotments, if any, (iii) all shares of Common Stock and all warrants issued as part of the Units and the Over-Allotment Units and (iv) all shares of Common Stock issuable upon exercise of the warrants included in the Units and the Over-Allotment Units.

We have examined such documents and considered such matters of law that we have deemed necessary for the purpose of rendering the opinions expressed below. With respect to such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, and the conformity with authentic originals of all documents and records submitted to us as copies. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company. To the extent we have deemed appropriate, we have relied upon certificates of public officials and certificates and statements of corporate officers of the Company as to certain factual matters, and we have not independently verified the accuracy of such factual matters.

Based on the foregoing, we are of the opinion that:

(1)   when the Units, the Over-Allotment Units and the shares of Common Stock included in the Units and the Over-Allotment Units have been duly issued and delivered in accordance with the terms of the underwriting agreement referred to in the prospectus which is a part of the Registration Statement (the “Prospectus”), the Units, the Over-Allotment Units and the shares of Common Stock included in the Units and the Over-Allotment Units will be validly issued, fully paid and non-assessable;

Exhibit 5.1

(2)       when the warrants included in the Units and the Over-Allotment Units (the “Warrants”) have been duly issued and delivered in accordance with the terms of the underwriting agreement and the warrant agreement referred to in the Prospectus, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as such enforcement is subject to equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law); and

(3)       when the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) have been duly issued and delivered in accordance with the terms of the warrant agreement referred to in the Prospectus, the Warrant Shares will be validly issued, fully paid and non-assessable;

The foregoing opinions are limited to the laws of the State of Delaware, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws, and, as to the Warrants constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York. We express no opinion with respect to any other laws or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Akerman Senterfitt

Akerman Senterfitt